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                                  EXHIBIT 21.1
                           BENTON OIL AND GAS COMPANY
                              LIST OF SUBSIDIARIES
                              --------------------

                                                                            JURISDICTION
                               NAME                                       OF INCORPORATION
    -----------------------------------------------------        -----------------------------------


    Benton-Vinccler, C.A.*                                                   Venezuela

    Energy International Financial Institution, Ltd.*                      Cayman Islands

    Benton Offshore China Company                                             Colorado


    Benton Offshore China Holding Company                                     Delaware


    Geoilbent, Ltd.*                                                           Russia

    Arctic Gas Company*                                                        Russia

     The names of certain subsidiaries have been omitted in reliance upon Item 601(b)(21)(ii) of Regulation S-K.

     *All subsidiaries are wholly-owned by Benton Oil and Gas Company, except Benton-Vinccler, C.A. and Energy International Financial Institution which are owned 80 percent by Benton Oil and Gas Company, Geoilbent, Ltd. which is owned 34 percent by Benton Oil and Gas Company and Arctic Gas Company which is owned 24 percent by Benton Oil and Gas Company.